Exhibit 21.1

SUBSIDIARIES OF INVESTORS REAL ESTATE TRUST

State of
Incorporation
Name of Subsidiary	or Organization
West Stonehill IRET, Inc.	Minnesota
Pinecone IRET, Inc.	Colorado
Miramont IRET, Inc.	Colorado
IRET Inc.	North Dakota
Forest Park - IRET, Inc.	North Dakota
Thomasbrook - IRET, Inc.	Nebraska
Dakota - IRET, Inc.	Texas
MedPark - IRET, Inc.	North Dakota
Flying Cloud - IRET, Inc.	Minnesota
Meadow 2 - IRET, Inc.	North Dakota
IRET - Ridge Oaks, L.L.C	Iowa
Applewood - IRET, Inc.	Nebraska
IRET Properties - a North Dakota Limited Partnership	North Dakota
Forest Park Properties - a North Dakota Limited Partnership	North Dakota
Thomasbrook Properties - a Nebraska Limited Partnership	Nebraska
Dakota Hill Properties - a Texas Limited Partnership	Texas
Medpark Properties Limited Partnership - a North Dakota Limited Partnership	North Dakota
7901 Properties, L.P. - a Minnesota Limited Partnership	Minnesota
Health Investors Business Trust	Delaware
Meadow 2 Properties, L.P. - a North Dakota Limited Partnership	North Dakota
Ridge Oaks, L.P. - an Iowa Limited Partnership	Iowa
Minnesota Medical Investors L.L.C	Delaware
SMB Operating Company L.L.C	Delaware
SMB MM L.L.C	Delaware
Applewood - IRET Properties - a Nebraska Limited Partnership	Nebraska
IRET - Oakmont, L.L.C	South Dakota
Mendota Properties, L.L.C. - a Minnesota limited liability company	Minnesota

Exhibit 21.1 - continued

State of
Incorporation
Name of Subsidiary	or Organization
Mendota Office Holdings L.L.C.	Minnesota
Mendota Office Three & Four L.L.C.	Minnesota
IRET - BD, L.L.C.	Minnesota
IRET - Brenwood, L.L.C.	Minnesota
IRET - DMS, L.L.C.	Minnesota
T.F. James Company, Inc.	Minnesota
IRET - Westlake, Inc.	Minnesota
IRET-Brown Deer, LLC	North Dakota
IRET-Candlelight, LLC	North Dakota
IRET-Golden Jack, L.L.C.	Delaware
IRET-1715 YDR, LLC	Minnesota